Exhibit 99.1

FLAGSTONE ENTERS LLOYDS WITH ANNOUNCEMENT OF ACQUISITION
OF MARLBOROUGH UNDERWRITING AGENCY LIMITED

HAMILTON, Bermuda--(BUSINESS WIRE) – October 17, 2008 - Flagstone Reinsurance Holdings Limited (NYSE: FSR) announced today that it has entered into an agreement to acquire Marlborough Underwriting Agency Limited, the managing agency for Lloyd’s Syndicate 1861 -  a Lloyd’s syndicate underwriting a specialist portfolio of short tail  insurance and reinsurance, from the Berkshire Hathaway Group. The acquisition does not include the existing corporate Lloyds member or any liability for business written in 2008 or prior; Flagstone is in the process of licensing its own corporate capital vehicle which will be the capital provider for Syndicate 1861 for 2009 and subsequent business.  The transaction is subject to Lloyd's and UK Financial Services Authority approval.

Mark Byrne, Flagstone Chairman commented: “Marlborough and its team are an excellent fit and an important strategic addition to Flagstone. We are pleased with the existing business plan and are planning only additive changes. Having a modern Lloyds platform, with access to both London business and that sourced globally from our network of 13 offices, will allow Flagstone to complete our mission of being a multiline reinsurer and an insurer in selected markets. I am particularly looking forward to working with Tom Bolt, and the senior team all of whom have agreed to stay with Marlborough.”

Tom Bolt, Marlborough Managing Director added: “Having Flagstone as a business partner for the Agency and our employees offers excellent prospects for taking the business forward.  We are pleased to have the opportunity to become part of a group that shares the approach and values Marlborough has operated under for the past seven years.”

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance and insurance businesses.  Flagstone Réassurance Suisse SA has an "A-" financial strength rating from both A.M. Best and Fitch Ratings, and an "A3" rating from Moody's Investors Service.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements.  In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting the Company’s common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Contact:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, +1-441-278-4303